Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Hyperdynamics Corporation
Sugar Land, Texas

We consent to the inclusion in this Post Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated September 30, 2006 relating to the consolidated financial statements as of June 30, 1006 and 2005 and for the years ended June 30, 2006, 2005 and 2004, included herein. We also consent to the reference to us under the heading “Interest of Named Experts and Counsel” in this Registration Statement.

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

October 23, 2006